-----------------------
                                                         |    EXHIBIT  99.1    |
                                                         -----------------------

Community West Bancshares

445 PINE AVENUE, GOLETA, CA  93117

FOR IMMEDIATE RELEASE
CONTACT:   CHARLES G. BALTUSKONIS, EVP/CFO
PHONE:     805-692-4409
E-MAIL:    CBALTUSKONIS@GOLETA.COM
URL:       HTTP://WWW.COMMUNITYWEST.COM
SYMBOL:    CWBC

COMMUNITY WEST BANCSHARES (CWBC) ANNOUNCES 32% INCREASE IN THIRD QUARTER NET INCOME; EARNINGS PER SHARE TO $.16 FOR THIRD QUARTER AND $.30 FOR YEAR TO DATE

Goleta, California, October 22, 2003 - Community West Bancshares (Company) today announced operating results for the third quarter of 2003.

EARNINGS  SUMMARY

The Company recorded net income of $885,000, or $.16 per share (basic, and $.15 per share diluted), for the three months ended September 30, 2003 (2003 Q 3), compared to net income of $672,000, or $.12 per share (basic and diluted), for the three months ended September 30, 2002 (2002 Q 3). This represents a 32% increase for 2003 Q 3 net income compared to 2002 Q 3, and a 78% sequential increase compared to the three months ended June 30, 2003 (2003 Q 2). For the nine months ended September 30, 2003, the Company recorded net income of $1,731,000, or $.30 per share (basic and diluted), compared to net loss of $(2,249,000), or $(.40) per share (basic and diluted), for the nine months ended September 30, 2002.

     2003 Q 3 COMPARED TO 2002 Q 3
     -----------------------------

Net interest income after provision for loan losses decreased to $2,524,000 for 2003 Q 3 from $3,326,000 for 2002 Q 3. Net interest income before provision for loan losses decreased to $2,822,000 for 2003 Q 3 from $4,506,000 for 2002 Q 3. There was a general decline in interest rates and a product mix change in the quarterly comparison, which have narrowed the Company's net interest margin, but the primary reason for the margin decrease is the termination of the high-yield, short-term consumer lending business.

While the net interest margin compressed, the provision for loan losses was $298,000 for 2003 Q 3 compared to $1,180,000 for 2002 Q 3. During fiscal 2002 and continuing on to fiscal 2003, the credit quality has substantially improved, primarily due to the Company's tightened credit underwriting standards and the discontinuance of certain loan products. This includes high loan-to-value
(HLTV) and subprime lending loans, discontinued in the second quarter of 2002, and short-term consumer loans, formally discontinued as of December 31, 2002. In addition, the securitized loan portfolio continues to stabilize and pay down.

Also, the Company experienced a record mortgage volume in 2003 Q 3, which contributed to a comparative increase in non-interest income.

The aforementioned product discontinuance, and the centralization of the support functions of the Small Business Administration (SBA) and Mortgage Lending Division of Goleta National Bank (Bank), which commenced in 2002 Q 2, along with an ongoing internal cost reduction emphasis, contributed to a decrease in non-interest expenses to $4,196,000 in 2003 Q 3 from $4,919,000 in 2002 Q 3.

     2003 NINE MONTHS COMPARED TO 2002 NINE MONTHS
     ---------------------------------------------

Net interest income after provision for loan losses decreased to $7,149,000 for the nine months ended September 30, 2003 from $7,670,000 for the nine months ended September 30, 2002. The provision for loan losses decreased to $1,006,000 for the nine months ended September 30, 2003 from $4,731,000 for the nine months ended September 30, 2002. The Company's non-interest expenses decreased to $12,722,000 for the nine months ended September 30, 2003 from $20,384,000 for the nine months ended September 30, 2002. The primary improvement reasons are basically the same as those detailed above for the quarterly comparison, and the 2002 non-interest expenses also include a $1,788,000 writedown for impairment of SBA interest only strips and servicing assets and a $1,340,000 lower of cost or market provision on loans held for sale.

                             **********************

Lynda Nahra, President and Chief Executive Officer of the Bank, noted: "Despite the continued difficult interest rate environment for the banking industry, our profit improvement initiatives that we commenced in 2002, and the focus of our team on our business model and core competencies, are continuing to have a favorable impact on our business prospects and operating results. 2003 Q 3 is the Company's fifth consecutive profitable quarter. We again are pleased to show benefits from prudent credit risk management, growth in non-interest income, especially with 2003 Q 3's high mortgage volume, and overall cost containment as we continue to focus on the Company's primary business units, namely Relationship Banking, SBA Lending and Mortgage Lending."

CAPITAL

As of September 30, 2003, the Company had $33,862,000 in equity capital, or 11.16% of consolidated total assets, and book value per share was $5.94. Additionally, the Bank had a very strong risk-based capital ratio of 14.28% as of September 30, 2003.

COMPANY  OVERVIEW

Community West Bancshares is a financial services company with headquarters in Goleta, California. The Company is the holding company for Goleta National Bank, which has two full service branches, one in Goleta and one in Ventura, California. The Bank is one of the nation's largest SBA lenders with loan production offices located in California, Florida, Georgia, Nevada, North Carolina, Oregon, South Carolina and Washington. The principal business activities of the Company are Relationship Banking, SBA Lending and Mortgage Lending.

                          SEE ENCLOSED FINANCIAL TABLES

                             **********************

SAFE  HARBOR  DISCLOSURE

This release contains forward-looking statements that reflect management's current views of future events and operations. These forward-looking statements are based on information currently available to the Company as of the date of this release. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including, but not limited to, the ability of the Company to implement its strategy and expand its lending operations. Furthermore, the Company has certain restrictions placed on its operations by the Office of the Comptroller of the Currency (OCC) until the OCC deems that the Bank has substantially complied with, and releases therefrom, the Consent Order, issued and signed on October 28, 2002.

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED BALANCE SHEET
(unaudited)
(in 000's, except share and per share data)


                               September 30,    December 31,
                                   2003             2002
                              ---------------  --------------
Cash and cash equivalents     $       20,746   $      31,094
Interest bearing deposits in
other financial institutions           5,990           2,277
Investments                           14,998           6,824
Loans:
   Held for sale                      50,900          43,284
                              ---------------  --------------
   Held for investment               156,069         142,327
     Less: Allowance                  (2,652)         (3,379)
                              ---------------  --------------
     Net held for investment         153,417         138,948
                              ---------------  --------------
   Securitized loans                  44,325          66,195
     Less: Allowance                  (2,111)         (2,571)
                              ---------------  --------------
     Net securitized loans            42,214          63,624
                              ---------------  --------------
       NET LOANS                     246,531         245,856
                              ---------------  --------------

Other assets                          15,191          21,159
                              ---------------  --------------

       TOTAL ASSETS           $      303,456   $     307,210
                              ===============  ==============

Deposits                      $      222,715   $     219,083
Bonds payable                         32,151          50,473
Repurchase agreements                 10,716               -
Other liabilities                      4,012           5,567
                              ---------------  --------------
       TOTAL LIABILITIES             269,594         275,123

Stockholders' equity                  33,862          32,087
                              ---------------  --------------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY          $      303,456   $     307,210
                              ===============  ==============

Shares outstanding                 5,698,769       5,690,224

Book value per share          $         5.94   $        5.64
                              ===============  ==============

*************************************************************

Nonaccrual loans              $        7,623   $      13,965
SBA guaranteed portion                (4,206)         (8,143)
                              ---------------  --------------

Nonaccrual loans, net         $        3,417   $       5,822
                              ===============  ==============

COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENT
(unaudited)
(in 000's, except share and per share data)

                           Three Months Ended September   Nine Months Ended September
                                        30,                           30,
                           ----------------------------  -----------------------------
                               2003           2002           2003            2002
                           -------------  -------------  -------------  --------------
Interest income            $       5,020  $       7,677  $      15,398  $      22,878
Interest expense                   2,198          3,171          7,243         10,477
                           -------------  -------------  -------------  --------------
Net interest income                2,822          4,506          8,155         12,401
Provision for loan
losses                               298          1,180          1,006          4,731
                           -------------  -------------  -------------  --------------
Net interest income
after provision for loan
losses                             2,524          3,326          7,149          7,670
Non-interest income                3,013          2,752          8,199          8,837
Non-interest expenses              4,196          4,919         12,722         20,384
                           -------------  -------------  -------------  --------------
Income (loss) before
income taxes                       1,341          1,159          2,626         (3,877)
Provision (benefit) for
income taxes                         456            487            895         (1,628)
                           -------------  -------------  -------------  --------------
NET INCOME (LOSS)          $         885  $         672  $       1,731  $      (2,249)
                           =============  =============  =============  ==============

Earnings per share:
   Basic                   $        0.16  $        0.12  $        0.30  $       (0.40)
   Diluted                          0.15           0.12           0.30          (0.40)

Weighted average
shares:
   Basic                       5,692,732      5,690,224      5,691,069      5,690,224
   Diluted                     5,773,400      5,695,301      5,738,139      5,690,224


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